Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deswell Industries, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-110236, 333-130738, 333-147790, 333-171314, and 333-199739) of Deswell Industries, Inc. (the “Company”) of our report dated July 23, 2021, relating to the consolidated financial statements, which appear in the Company’s Annual Report on Form 20-F for the year ended March 31, 2021.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, People’s Republic of China

July 23, 2021